Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260905 on Form S-3 and Registration Statement No. 333-248243 on Form S-8 of our reports dated February 28, 2022, relating to the financial statements of Harmony Biosciences Holdings, Inc. and the effectiveness of Harmony Biosciences Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 28, 2022